Exhibit 1.01

CONFLICT MINERALS REPORT

This Conflict Minerals Report (“Report”) of Synaptics Incorporated and its consolidated subsidiaries (“Synaptics,” the “Registrant” or “we”) for the year ended December 31, 2015 (the “Reporting Period”), is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”), the instructions to Form SD, and the Public Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule issued by the Director of the Division of Corporation Finance of the Securities and Exchange Commission on April 29, 2014. Please refer to the Rule, Form SD, and the Securities and Exchange Commission’s (“SEC”) Release No. 34-67716 issued by the SEC on August 22, 2012 for definitions to the terms used in this Report, unless otherwise defined herein.

Synaptics is a leading worldwide developer and supplier of custom-designed human interface semiconductor product solutions that enable people to interact more easily and intuitively with a wide variety of mobile computing, communications, entertainment, and other electronic devices. Synaptics currently targets the markets for mobile product applications, including smartphones and tablets; the personal computer, or PC, product applications market, primarily notebook computers; and other select electronic device markets, including the automotive market, with our customized human interface solutions. Every solution we deliver either contains or consists of our touch-, display driver- or fingerprint authentication-based semiconductor solutions, which includes our chip, customer-specific firmware, and software. We generally supply our human interface solutions to our original equipment manufacturer (OEM) customers through their contract manufacturers, which take delivery of our products and pay us directly for such products.

Synaptics does not engage in the actual mining of conflict minerals (the “Minerals”), does not make purchases of raw ore or unrefined Minerals from mines, and is many steps removed in the supply chain from the mining of the Minerals. We purchase the materials used in our products from a large network of suppliers, who may contribute necessary Minerals to our products. The smelters and refiners used by our suppliers are in the best position in the total supply chain to know the origin of ores, which cannot be determined with any certainty once the ores are smelted, refined and converted to ingots, bullions or other Minerals containing derivatives. We rely on our suppliers to assist with our due diligence efforts, including our suppliers’ self-identification of the smelters and refiners used in their supply chain, and the countries from which the Minerals used in their supply chain may originate.

I.	Products

The following products were identified during the Reporting Period as products that may contain conflict minerals necessary to the functionality or production of products manufactured, or contracted to manufacture, by Synaptics:

•	Our mobile solutions include our ClearPadTM product line, designed for clear, capacitive touchscreen solutions that enable the user to interact directly with the display on electronic devices, such as mobile smartphones and tablets, and our family of Liquid Crystal Display (LCD) drivers. We typically sell our ClearPad products as a chip, together with customer-specific firmware, to sensor manufacturers or LCD manufacturers to integrate into their touch-enabled products. A discrete touchscreen product typically consists of a transparent, thin capacitive sensor that can be placed over any display, such as an LCD or an Organic Light Emitting Diode (OLED) and combined with a flexible circuit material and a touch controller chip.

•	Our display driver products offer advanced image processing technology for entry-level smartphones through high-resolution tablets. The adaptive image processing works in concert with proprietary customization options enabling development of efficient and cost-effective high performance solutions and faster time to market. We typically sell these products to LCD manufacturers.

•	Our personal computer, or PC, solutions, include our TouchPadTM, ClickPadTM, ForcePadTM, SecurePadTM, Dual Pointing Solutions, and TouchStykTM product lines, which are touch-sensitive pads and other interfaces that sense the position, movement, force, or a combination thereof, applied by one or more fingers on its surface through the measurement of capacitance. We typically sell our PC solutions as a module to the contract manufacturers of OEMs for assembly into notebook computers or other PC products.

•	Our Natural IDTM Fingerprint Identification products, used in both our mobile and PC solutions, are fingerprint authentication solutions that use capacitive imaging technology, along with sophisticated digital image processing to unlock devices and access online services such as retail, banking, and social media portals. We typically sell our Natural ID Fingerprint products as a module to the contract manufacturers of OEMs or directly to the OEM for assembly into mobile or PC products.

II.	Due Diligence

Based on the OECD Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas (Second Edition OECD 2013) and the due diligence framework published by the Electronic Industry Citizenship Coalition (EICC) and the Global e-Sustainability Initiative (GeSI), including the Conflict-Free Sourcing Initiative (CFSI) current template for calendar year 2015 as developed jointly by the EICC-GeSI (the “Template”), the Registrant took the following measures, during the Reporting Period, to determine the source and chain of custody for the Minerals which the Registrant believed necessary to the functionality or production of products manufactured, or contracted to be manufactured, by the Registrant in the Reporting Period.

1.	The Registrant identified 59 suppliers, whom the Registrant believed could provide materials containing the Minerals necessary to the functionality or production of products manufactured by the Registrant, or contracted by the Registrant to be manufactured.

2.	The Registrant sent out a Conflict Minerals survey, based on the Template, to the suppliers described in No. 1 above requesting them to (a) determine whether they supplied the Registrant with metals or materials containing tin, tungsten, tantalum and/or gold; (b) conduct their own due diligence of their own supply chain; (c) using EICC-GeSI resources, identify all smelters in their supply chain that supply tin, tantalum, tungsten and/or gold; and (d) download, complete and return the Template to the Registrant identifying all smelters and whether such smelters were certified as conflict-free. For any non-conflict free certified smelters identified, the Registrant strongly recommended that the supplier remove such non-conflict free certified smelters from the supplier’s supply chain and required the supplier to submit a plan detailing the supplier’s efforts to remove or replace the non-conflict free certified smelter. In addition, Registrant’s suppliers were required to establish and document a policy on conflict minerals.

3.	All suppliers identified in No. 1 above completed the steps described in No. 2 above. Eight suppliers declared that their products did not contain any conflict minerals. Of the 51 suppliers who stated their products may contain conflict minerals, approximately 71% stated gold may be in the products supplied to Registrant; approximately 76% stated tin may be in the products supplied to Registrant; approximately 16% stated tantalum may be in the products supplied to Registrant; and approximately 29% stated tungsten may be in the products supplied to Registrant.

4.	All of the suppliers who responded identified all smelters used in their supply chain in accordance with the Template and its instructions and of these suppliers, 88% certified that the metals or materials they supplied to Synaptics were conflict-free Minerals.

5.	Synaptics compared the smelters identified by each of our suppliers to the list of smelters identified as conflict-free or “Active” by CFSI. Approximately 86% of the smelters used by our suppliers appeared on this list and are certified by the CFSI as conflict-free smelters or as Active smelters currently undergoing or committed to undergoing a Conflict-Free Smelter Program (CFSP) audit. Based on the information provided by our suppliers, Synaptics believes that the facilities that may have been used to process conflict minerals used in Synaptics’ products include the smelters listed in Exhibit A below.

6.	a.

Our suppliers used approximately 45 different smelters located in 12 different countries for tantalum. These countries include Austria, Brazil, China, Estonia, Germany, India, Japan, Kazakhstan, Mexico, Russian Federation, Thailand and the United

States. Of these smelters, 100% are certified conflict-free smelters according to the CFSI which is the same percentage of smelters who were certified as conflict-free in the Registrant’s prior reporting period.

b.	Our suppliers used approximately 113 different smelters located in 29 different countries for gold. Those countries include Australia, Austria, Belgium, Brazil, Canada, China, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, Mexico, Netherlands, Philippines, Russian Federation, Saudi Arabia, Singapore, South Africa, South Korea, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey, the United States and Uzbekistan. Of these smelters, approximately 79% are certified conflict-free smelters or are Active smelters as defined by the CFSI compared to 84% of these smelters who were certified as conflict-free or were Active smelters as defined by the CFSI in the Registrant’s prior reporting period.

c.	Our suppliers used approximately 81 different smelters located in 17 different countries for tin. These countries include Belgium, Bolivia, Brazil, China, Germany, Indonesia, Japan, Malaysia, Peru, Philippines, Poland, Rwanda, Spain, Taiwan, Thailand, the United States, and Vietnam. Of these smelters, approximately 84% are certified conflict-free smelters or are Active smelters as defined by the CFSI compared to 76% of these smelters who were certified as conflict-free or were Active smelters as defined by the CFSI in the Registrant’s prior reporting period.

d.	Our suppliers used approximately 36 different smelters located in 7 different countries for tungsten. These countries include Austria, China, Germany, Japan, Russian Federation, the United States, and Vietnam. Of these smelters, 94% are certified conflict-free smelters or are Active smelters as defined by the CFSI compared to 65% of these smelters who were certified as conflict-free in the Registrant’s prior reporting period.

7.	Based on these due diligence efforts, Synaptics is unable, at this time, to conclusively determine the countries of origin of all the Minerals used in its products.

During the Reporting Period, we conducted the due diligence efforts described in this Report to determine the mine or location of the necessary conflict minerals in our products. We relied on the information provided by independent third party audit programs, such as the CFSI, to determine whether the smelters disclosed by our suppliers had been conflict-free certified or were “Active smelters” who had committed to undergo a Conflict-Free Smelter Program audit, according to the CFSI’s standards. For the current

Reporting Period, certain smelters had not yet received a conflict-free designation from an independent third party audit program such as the CFSI.

We strongly recommended suppliers who had non-conflict free certified smelters in their supply chain in calendar year 2015 to remove such non-conflict free certified smelters from their supply chain as soon as possible and required such suppliers to submit a plan to the Registrant detailing their efforts to either remove or replace such smelter. We have an audit plan in place, which was created to specifically audit the design, performance and effectiveness of our due diligence framework and due diligence measures as they relate to the Minerals.

As discussed above, where possible, the Registrant has relied on third party assurances and certifications. For example, the Registrant accepts as reliable any smelter that is a member of the CFSI program. To the extent that other audited supplier certifications are provided to the Registrant, the Registrant may consider reliance on such certifications on a case-by-case basis.

III.	Additional Due Diligence and Risk Mitigation

We will continue to monitor our supply chain, including smelters used by our suppliers and anticipate that in future years, we will be able to determine, with greater specificity, which of the smelters used by our suppliers are conflict-free. We will continue to monitor and pressure our supply chain to provide complete and accurate information regarding their smelters who provide the Minerals; continue to pressure our supply chain to either remove or replace non-conflict free certified smelters from their own supply chain; remove from our supply chain those suppliers who refuse to or who are unable to provide complete information regarding their smelters; remove from our supply chain those suppliers who continue to maintain non-conflict free certified smelters in their supply chain; and audit the results of supplier responses to the Template, including potential site visits to our supplier locations around the world.

Due to the size, breadth and complexity of our supply chain, the process of successfully tracing all of the necessary Minerals used in our products back to their country of origin will require additional time and resources. Our ability to make determinations about the presence and source of origin of such Minerals in our products depends upon a number of factors including, but not limited to, (i) the respective due diligence efforts of our tier one suppliers and their supply chain, as well as their willingness to disclose such information to us, and (ii) the ability and willingness of our supply chain to adopt the OECD Guidance and other initiatives or guidance that may develop over time with respect to responsible sourcing. The inability to obtain reliable information from any level of our supply chain could have a material impact on our ability to provide meaningful information on the presence and origin of necessary Minerals in our products’ supply chain with any reasonable degree of certainty. There can be no assurance that our suppliers will continue to cooperate with our diligence inquiries and our requests for certifications, or to provide us with the documentation or other evidence that we consider reliable in a timeframe sufficient to allow us to make a reasonable and reliable assessment following appropriate further diligence measures, as may be required.

Exhibit A

Smelters Reported in Registrant’s Supply Chain as of December 31, 2015:

Smelter Name	Smelter Country
A.L.M.T. TUNGSTEN Corp.	Japan
Aida Chemical Industries Co., Ltd.	Germany
Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Alpha	United States
An Vinh Joint Stock Mineral Processing Company	Vietnam
AngloGold Ashanti Mineração Ltda	Brazil
Argor-Heraeus SA	Switzerland
Asahi Pretec Corporation	Japan
Asahi Refining USA Inc.	United States
Asaka Riken Co., Ltd.	Japan
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Aurubis AG	Germany
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Boliden AB	Sweden
C. Hafner GmbH + Co. KG	Germany
Caridad	Mexico
Cendres + Métaux SA	Switzerland
Changsha South Tantalum Niobium Co., Ltd.	China
Chenzhou Diamond Tungsten Products Co., Ltd.	China
Chimet S.p.A.	Italy
China Tin Group Co., Ltd.	China
Chongyi Zhangyuan Tungsten Co., Ltd.	China
Chugai Mining	Japan
CNMC (Guangxi) PGMA Co., Ltd.	China
Conghua Tantalum and Niobium Smeltry	China
Cooperativa Metalurgica de Rondônia Ltda.	Brazil
CV Ayi Jaya	Indonesia
CV Gita Pesona	Kazakhstan
CV Serumpun Sebalai	Indonesia
CV United Smelting	Indonesia
CV Venus Inti Perkasa	Indonesia
D Block Metals, LLC	United States
Daejin Indus Co., Ltd.	South Korea
Daye Non-Ferrous Metals Mining Ltd.	China
Dayu Weiliang Tungsten Co., Ltd.	China

Smelter Name	Smelter Country
DODUCO GmbH	Germany
Dowa	Japan
DSC (Do Sung Corporation)	South Korea
Duoluoshan	China
Eco-System Recycling Co., Ltd.	Japan
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Elmet S.L.U. (Metallo Group)	Spain
EM Vinto	Bolivia
Estanho de Rondônia S.A.	Brazil
Exotech Inc.	United States
F&X Electro-Materials Ltd.	China
Faggi Enrico S.p.A.	Italy
Feinhütte Halsbrücke GmbH	Germany
Fenix Metals	Poland
FIR Metals & Resource Ltd.	China
Fujian Jinxin Tungsten Co., Ltd.	China
Gansu Seemine Material Hi-Tech Co., Ltd.	China
Ganxian Shirui New Material Co., Ltd.	China
Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Ganzhou Seadragon W & Mo Co., Ltd.	China
Geib Refining Corporation	United States
Gejiu Kai Meng Industry and Trade LLC	China
Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Global Advanced Metals Aizu	Japan
Global Advanced Metals Boyertown	United States
Global Tungsten & Powders Corp.	United States
Great Wall Precious Metals Co., Ltd. of CBPM	China
Guangdong Jinding Gold Limited	China
Guangdong Xianglu Tungsten Co., Ltd.	China
Guangdong Zhiyuan New Material Co., Ltd.	China
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
H.C. Starck Co., Ltd.	Thailand
H.C. Starck GmbH	Germany
H.C. Starck GmbH Goslar	Germany
H.C. Starck GmbH Laufenburg	Germany
H.C. Starck Hermsdorf GmbH	Germany

Smelter Name	Smelter Country
H.C. Starck Inc.	United States
H.C. Starck Ltd.	Japan
H.C. Starck Smelting GmbH & Co.KG	Germany
Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Heimerle + Meule GmbH	Germany
Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Heraeus Ltd. Hong Kong	China
Heraeus Precious Metals GmbH & Co. KG	Germany
Hi-Temp Specialty Metals, Inc.	United States
Huichang Jinshunda Tin Co., Ltd.	China
Hunan Chenzhou Mining Co., Ltd.	China
Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Hwasung CJ Co., Ltd.	South Korea
Hydrometallurg, JSC	Russian Federation
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Ishifuku Metal Industry Co., Ltd.	Japan
Istanbul Gold Refinery	Turkey
Japan Mint	Japan
Japan New Metals Co., Ltd.	Japan
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Jiangxi Copper Company Limited	China
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Jiangxi Gan Bei Tungsten Co., Ltd.	China
Jiangxi Ketai Advanced Material Co., Ltd.	China
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Jiangxi Yaosheng Tungsten Co., Ltd.	China
JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Jiujiang Tanbre Co., Ltd.	China
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Johnson Matthey Limited	Canada
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
JSC Uralelectromed	Russian Federation
JX Nippon Mining & Metals Co., Ltd.	Japan
Kazzinc	Kazakhstan
KEMET Blue Metals	Mexico
KEMET Blue Powder	United States
Kennametal Fallon	United States

Smelter Name	Smelter Country
Kennametal Huntsville	United States
Kennecott Utah Copper LLC	United States
King-Tan Tantalum Industry Ltd.	China
Kojima Chemicals Co. Ltd	Japan
Korea Metal Co., Ltd.	South Korea
Kyrgyzaltyn JSC	Kyrgyzstan
L’ azurde Company For Jewelry	Saudi Arabia
Lingbao Gold Company Limited	China
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Linwu Xianggui Ore Smelting Co., Ltd.	China
LSM Brasil S.A.	Brazil
LS-NIKKO Copper Inc.	South Korea
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Malaysia Smelting Corporation (MSC)	Malaysia
Malipo Haiyu Tungsten Co., Ltd.	China
Materion	United States
Matsuda Sangyo Co., Ltd.	Japan
Melt Metais e Ligas S/A	Brazil
Metallic Resources, Inc.	United States
Metallo-Chimique N.V.	Belgium
Metallurgical Products India Pvt., Ltd.	India
Metalor Technologies (Hong Kong) Ltd	China
Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Metalor Technologies (Suzhou) Ltd.	China
Metalor Technologies SA	Switzerland
Metalor USA Refining Corporation	United States
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico
Mineração Taboca S.A.	Brazil
Minsur	Peru
Mitsubishi Materials Corporation	Japan
Mitsui Mining & Smelting	Japan
Mitsui Mining and Smelting Co., Ltd.	Japan
MMTC-PAMP India Pvt., Ltd.	India
Molycorp Silmet A.S.	Estonia
Moscow Special Alloys Processing Plant	Russian Federation
Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Nankang Nanshan Tin Manufactory Co., Ltd.	China
Navoi Mining and Metallurgical Combinat	Uzbekistan
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Niagara Refining LLC	United States

Smelter Name	Smelter Country
Nihon Material Co., Ltd.	Japan
Ningxia Orient Tantalum Industry Co., Ltd.	China
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
O.M. Manufacturing Philippines, Inc.	Philippines
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Ohio Precious Metals LLC.	United States
Ohura Precious Metal Industry Co., Ltd.	Japan
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation
OJSC Novosibirsk Refinery	Russian Federation
Operaciones Metalurgical S.A.	Bolivia
PAMP SA	Switzerland
Penglai Penggang Gold Industry Co., Ltd.	China
Phoenix Metal Ltd.	Rwanda
Plansee SE Liezen	Austria
Plansee SE Reutte	Austria
Pobedit, JSC	Russian Federation
Prioksky Plant of Non-Ferrous Metals	Russian Federation
PT Alam Lestari Kencana	Indonesia
PT Aneka Tambang (Persero) Tbk	Indonesia
PT Aries Kencana Sejahtera	Indonesia
PT Artha Cipta Langgeng	Indonesia
PT ATD Makmur Mandiri Jaya	Indonesia
PT Babel Inti Perkasa	Indonesia
PT Bangka Kudai Tin	Indonesia
PT Bangka Prima Tin	Indonesia
PT Bangka Putra Karya	Indonesia
PT Bangka Timah Utama Sejahtera	Indonesia
PT Bangka Tin Industry	Indonesia
PT Belitung Industri Sejahtera	Indonesia
PT BilliTin Makmur Lestari	Indonesia
PT Bukit Timah	Indonesia
PT Cipta Persada Mulia	Indonesia
PT DS Jaya Abadi	Indonesia
PT Eunindo Usaha Mandiri	Indonesia
PT Fang Di MulTindo	Indonesia
PT Inti Stania Prima	Indonesia
PT Justindo	Indonesia
PT Karimun Mining	Indonesia

Smelter Name	Smelter Country
PT Mitra Stania Prima	Indonesia
PT Panca Mega Persada	Indonesia
PT Pelat Timah Nusantara Tbk	Indonesia
PT Prima Timah Utama	Indonesia
PT Refined Bangka Tin	Indonesia
PT Sariwiguna Binasentosa	Indonesia
PT Seirama Tin Investment	Indonesia
PT Stanindo Inti Perkasa	Indonesia
PT Sumber Jaya Indah	Indonesia
PT Timah (Persero) Tbk Kundur	Indonesia
PT Timah (Persero) Tbk Mentok	Indonesia
PT Tinindo Inter Nusa	Indonesia
PT Tommy Utama	Indonesia
PT Wahana Perkit Jaya	Indonesia
PX Précinox SA	Switzerland
QuantumClean	United States
Rand Refinery (Pty) Ltd	South Africa
Republic Metals Corporation	United States
Resind Indústria e Comércio Ltda.	Brazil
RFH Tantalum Smeltry Co., Ltd.	China
Royal Canadian Mint	Canada
Rui Da Hung	Taiwan
Sabin Metal Corp.	United States
Samduck Precious Metals	South Korea
SAMWON Metals Corp.	South Korea
Schone Edelmetaal B.V.	Netherlands
SEMPSA Joyería Platería SA	Spain
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Sichuan Tianze Precious Metals Co., Ltd.	China
Singway Technology Co., Ltd.	Taiwan
So Accurate Group, Inc.	United States
SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Soft Metais Ltda.	Brazil
Solikamsk Magnesium Works OAO	Russian Federation
Solor Applied Materials Technology Corp.	Taiwan
Sumitomo Metal Mining Co., Ltd.	Japan
T.C.A S.p.A	Italy
Taki Chemicals	Japan
Tanaka Kikinzoku Kogyo K.K.	Japan

Smelter Name	Smelter Country
Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Telex Metals	United States
Thaisarco	Thailand
The Refinery of Shandong Gold Mining Co., Ltd.	China
Tokuriki Honten Co., Ltd.	Japan
Tongling Nonferrous Metals Group Co., Ltd.	China
Torecom	South Korea
Tranzact, Inc.	United States
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Ulba	Kazakhstan
Umicore Brasil Ltda.	Brazil
Umicore Precious Metals Thailand	Thailand
Umicore SA Business Unit Precious Metals Refining	Belgium
United Precious Metal Refining, Inc.	United States
Valcambi SA	Switzerland
Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
VQB Mineral and Trading Group JSC	Vietnam
Western Australian Mint trading as The Perth Mint	Australia
White Solder Metalurgia e Mineração Ltda.	Brazil
Wolfram Bergbau und Hütten AG	Austria
Xiamen Tungsten (H.C.) Co., Ltd.	China
Xiamen Tungsten Co., Ltd	China
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
XinXing HaoRong Electronic Material Co., Ltd.	China
Xstrata Canada Corporation	Canada
Yamamoto Precious Metal Co., Ltd.	Japan
Yichun Jin Yang Rare Metal Co., Ltd.	China
Yokohama Metal Co., Ltd.	Japan
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Yunnan Copper Industry Co., Ltd.	China
Yunnan Tin Group (Holding) Company Limited	China
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Zhuzhou Cemented Carbide	China
Zijin Mining Group Co., Ltd. Gold Refinery	China